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                                                                  Exhibit 3.01


         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

JUL 18 1997

NO. C15536-97
----------------
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                           ARTICLES OF INCORPORATION
                                       OF
                                COLORSMART, INC.

     THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME

     The name of the corporation is COLORSMART, INC.

                             ARTICLE II - DURATION

     The duration of the corporation is perpetual.

                            ARTICLE III - PURPOSES

     The purpose or purposes for which this corporation is organized are:

     (a) To engage in the specific business of color signs and graphics, and to engage in any other lawful acts, activities and pursuits for which a corporation may be organized under Nevada law. Also, to acquire, develop, explore arms otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

     (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds,
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          debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder at any securities, any and all rights, powers, and privileges in respect thereof.

     (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

     (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs


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          of this Article III sha11 be regarded as independent purposes and powers.

                               ARTICLE IV - STOCK

     The aggregate number of shares which this corporation shall have authority to issue is 24,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred stock having a par value of $.001 per share. All Common stock of the corporation sha11 be of the same class, and shall have the same rights and preferences. The corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                             ARTICLE V - AMENDMENT

     These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                        ARTICLE VI - SHAREHOLDERS RIGHTS

         The authorized but unissued stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                ARTICLE VII - INITIAL OFFICE AND RESIDENT AGENT

     The name of the Corporation's resident agent in the State of Nevada and the street address of the resident agent where process


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may be served in:

                The Corporation Trust Company of Nevada
                One East First Street
                Reno, Nevada 89501

                            ARTICLE VIII - DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorise such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

     The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

     The number of directors constituting the initial Board of Directors of this corporation is two. The name and address of each person who will serve as director until the first annual meeting of stockholders or until any successor(s) are elected and qualify, is:

            NAME                                  ADDRESS
            ----                                  -------

       Roger D. Finchum                      135 North Country Club Drive
                                             Hendersonville, TN 37075

       William P. Jones                      103 Bluegrass Commons Blvd.
                                             Hendersonville, TN 37075

                           ARTICLE IX - INCORPORATION

     The name and address of each incorporator is:

            NAME                                  ADDRESS
            ----                                  -------

       Van L. Butler                         311 South State, Suite 440
                                             Salt Lake City, UT 84111


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                                   ARTICLE X

              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this corporation and any one or more of its directors or officers or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such person is present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction in good faith by votes or consent sufficient for the purpose without counting the votes or consents of such interested director; or
(b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorise, approve, or ratify such contract or transaction by vote or written consent, (c) the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or (d) the contract or transaction is fair and reasonable to the corporation at the time it is approved.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or


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committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE XI

                      LIABILITY OF DIRECTORS AND OFFICERS

         No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

     The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to the date hereof.

         Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

         DATED this 18 day of July, 1997.

                                        /s/ Van L. Butler
                                        -------------------------
                                        Van L. Butler


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STATE OF UTAH            )
                         :  ss.
COUNTY OF SALT LAKE      )

      On the 18th day of July, 1997 personally appeared before me, Van L. Butler, who duly acknowledged to me that he signed the foregoing Articles of Incorporation.



                                                  /s/ Diane L. Holbrook
----------------------------------------          ------------------------------
[SEAL]  NOTARY PUBLIC                             NOTARY PUBLIC
      DIANE L. HOLBROOK                           Residing at Salt Lake County
      311 [ILLEGIBLE] State St. Ste. 440
      Salt Lake City, UT 84111

      My commission expires:
            5/13/2000
          STATE OF UTAH
----------------------------------------

           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT


     The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above named corporation.

                         The Corporation Trust Company of Nevada


Dated: 7-18-97           By: /s/ Marcia J. Sunahara
       -----------           -----------------------------------
                             Marcia J. Sunahara
                             Asst. Secy.


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                              [STOCK CERTIFICATE]

     NUMBER                                                          SHARES
----------------                                                ----------------
       1                                                           6,650,000
----------------                                                ----------------



                                COLORSMART, INC.
               Incorporated under the laws of the state of nevada
            24,000,000 common shares, authorized, at $.001 par value

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED. UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 19?? OR RELIANCE UPON RULE 144. THE PRIOR WRITTEN APPROVAL OF COUNSEL FOR THE ISSUER MUST BE OBTAINED PRIOR TO ANY TRANSFER OR SALE OF THESE SHARES.

This Certifies that Roger D. Finchum is the registered holder of ***Six Million Six Hundred Fifty Thousand*** Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _______ day of July A.D. 97.


/s/ Roger D. Finchum                    /s/ William P. Jones
-----------------------------------     ---------------------------------
Roger D. Finchum, President             William P. Jones, Secretary


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                               SECRETARY OF STATE
                             [STATE OF NEVADA SEAL]
                                STATE OF NEVADA

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that COLORSMART, INC. did on July 18, 1997, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on July 21, 1997.


[STATE OF NEVADA SEAL]                /s/ Dean Heller
                                          Secretary of State


                                      By /s/ Deborah Jennings
                                         Certification Clerk